Exhibit 10.2

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 25, 2013, is entered into by and among U.S. AUTO PARTS NETWORK, INC., a Delaware corporation (“Company”), PARTSBIN, INC., a Delaware corporation (“PartsBin”), LOCAL BODY SHOPS, INC., a Delaware corporation (“Local Body Shops”), PRIVATE LABEL PARTS, INC., a Delaware corporation (“Private Label Parts”), WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation (“Whitney Auto”, and together with the Company, PartsBin, Local Body Shops and Private Label Parts, collectively, “Borrowers” and each individually a “Borrower”), the other Loan Parties party hereto, the Lenders (as defined below) party hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

A.	Borrowers, the other parties signatory thereto as “Loan Parties” (each individually, a “Loan Party” and collectively, the “Loan Parties”), Administrative Agent, and the financial institutions party thereto as lenders (each individually, a “Lender” and collectively, the “Lenders”) have previously entered into that certain Credit Agreement, dated as of April 26, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.	Borrowers and the other Loan Parties have requested that Administrative Agent and the Lenders amend the Credit Agreement, and Administrative Agent and the Lenders are willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein.

C.	Each Borrower and each other Loan Party is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Administrative Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement and the other Loan Documents are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

a.	The following definitions are hereby added to Section 1.01 of the Credit Agreement in their proper alphabetical order:

“ ‘Certificate of Designation’ means that certain Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock to be filed with the Secretary of State of the State of Delaware on or about the Second Amendment Effective Date, in the form delivered to Administrative Agent prior to the Second Amendment Effective Date.”

“ ‘Second Amendment Effective Date’ means March 25, 2013.”

“ ‘Specified Financing Documents’ means, collectively: (a) that certain Securities Purchase Agreement, dated on or about the Second Amendment Effective Date, by and among the Company and the purchasers party thereto, together with all schedules and exhibits thereto, in each case, in the forms delivered to Administrative Agent prior to the Second Amendment Effective Date, and (b) the Certificate of Designation.”

b.	The definition of “Change of Control” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“ ‘Change in Control’ means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Company by any Person or group; (d) the Company shall cease to own, free and clear of all Liens or other encumbrances, 100% of the outstanding voting Equity Interests of the other Loan Parties on a fully diluted basis, unless such cessation of ownership is the result of a transaction that is otherwise permitted by this Agreement; or (e) a “Change of Control” as defined in the Certificate of Designation shall occur.”

c.	Section 6.08(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(a) No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of the Loan Parties and their Subsidiaries may declare and pay dividends with respect to its common stock payable in additional shares of its common stock, and, with respect to its preferred stock, payable in additional shares of such preferred stock or in shares of its common stock, (ii) the Borrowers may make Restricted Payments, not exceeding $1,000,000 during any fiscal year of the Company, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrowers and their Subsidiaries, (iii) (A) any Borrower or Guarantor may make Restricted Payments to a Borrower, (B) any Guarantor may make Restricted Payments to another Guarantor and (C) any Subsidiary that is not a Loan Party may make Restricted Payments to a Loan Party, (iv) the Company may pay cash dividends to the holders of its Series A Convertible Preferred Stock in accordance with the terms of the Specified Financing Documents, so long as (A) no Default has occurred and is continuing or would result from any such dividend, (B) both before and after giving effect to any such dividend, the Borrowers shall have Excess Availability of at least $8,000,000, and (C) the aggregate amount of all such dividends in any calendar year shall not exceed $400,000; provided, however, that Borrowers acknowledge and agree that Administrative Agent may, in its sole discretion, establish a Reserve in an amount up to $400,000 on account of future potential dividends under this clause (iv), (v) the Company may make cash payments in lieu of the issuance of fractional shares of common stock of the Company in connection with: (A) the conversion of any of its Series A Convertible Preferred Stock to common stock of the Company in accordance with the terms of the Specified Financing Documents, and (B) the issuance of any common stock of the Company as a dividend in accordance with the terms of the Specified Financing Documents, in an aggregate amount for clauses (A) and (B) not to exceed $5,000 for all such payments in any calendar year, and (vi) any other Restricted Payments, so long as (A) no Default has occurred and is continuing or would result from any such Restricted Payment, (B) both before and after giving effect to any such Restricted Payment, the Borrowers shall have Excess Availability of at least $8,000,000 and (C) immediately after giving effect to any such Restricted Payment, the Borrowers shall have a Fixed Charge Coverage Ratio, recomputed on a trailing twelve (12) month pro forma basis for the most recent month for which financial statements have been delivered, of no less than 1.15 to 1.0.”

d.	Section 6.09 of the Credit Agreement is hereby amended as follows:

i.	the word “and” at the end of Section 6.09(g) is hereby deleted;

ii.	the “.” at the end of Section 6.09(h) is hereby amended and replaced with “, and”; and

iii.	the following new clause (i) is hereby inserted at the end of Section 6.09:

“(i) the issuance of securities and such other transactions performed in accordance with the Specified Financing Documents.”

e.	Section 6.11(b) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(b) its certificate of incorporation (other than pursuant to the Certificate of Designation), by-laws, operating, management or partnership agreement or other organizational documents, to the extent any such amendment, modification or waiver would be adverse to the Lenders.”

2. Conditions Precedent to Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

a.	Amendment. Administrative Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

b.	Representations and Warranties. The representations and warranties set forth herein, and in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof), must be true and correct in all material respects without duplication of any materiality qualifier contained therein.

c.	Specified Financing Documents. The Administrative Agent shall have received true, correct and complete copies of the Specified Financing Documents, in form and substance satisfactory to the Administrative Agent.

3. Representations and Warranties. Each Borrower and each other Loan Party represents and warrants as follows:

a.	Authority. Each Borrower and each other Loan Party has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery, and performance by each Borrower and each other Loan Party of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on such Borrower or such Loan Party.

b.	Enforceability. This Amendment has been duly executed and delivered by each Borrower and each other Loan Party. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid, and binding obligation of each Borrower and each other Loan Party, enforceable against each Borrower and each other Loan Party in accordance with its terms, and is in full force and effect.

c.	Representations and Warranties. The representations and warranties contained in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof in all material respects without duplication of any materiality qualifier contained therein as though made on and as of the date hereof.

d.	No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

4. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of New York, but without giving effect to any federal laws applicable to national banks.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of the Amendment.

6. Reference to and Effect on the Loan Documents.

a.	Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

b.	Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified, and confirmed and shall constitute the legal, valid, binding, and enforceable obligations of each Borrower and the other Loan Parties to Administrative Agent and the Lenders without defense, offset, claim, or contribution.

c.	The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of

Administrative Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7. Ratification. Each Borrower and each other Loan Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

8. Estoppel. To induce Administrative Agent and Lenders to enter into this Amendment and to induce Administrative Agent and the Lenders to continue to make advances to Borrowers under the Credit Agreement, each Borrower and each other Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim, or objection in favor of any Borrower or any other Loan Party as against Administrative Agent or any Lender with respect to the Obligations.

9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. In case any provision in this Amendment shall be invalid, illegal, or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality , and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Administrative Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

U.S. AUTO PARTS NETWORK, INC., a Delaware corporation

By	/s/ David Robson
Name: David Robson
Title: Chief Financial Officer

PARTSBIN, INC., a Delaware corporation

By	/s/ Bryan Stevenson
Name: Bryan Stevenson
Title: Secretary

LOCAL BODY SHOPS, INC., a Delaware corporation

By	/s/ David Hernandez
Name: David Hernandez
Title: President

PRIVATE LABEL PARTS, INC., a Delaware corporation

By	/s/ Arthur Simitian
Name: Arthur Simitian
Title: President

WHITNEY AUTOMOTIVE GROUP, INC., a Delaware corporation

By	/s/ Mary Jo Trujillo
Name: Mary Jo Trujillo
Title: Secretary

OTHER LOAN PARTIES:

LOBO MARKETING, INC., a Texas corporation

By	/s/ Brian Hafer
Name: Brian Hafer
Title: President

AUTOMD, INC., a Delaware corporation

By	/s/ Tracey Virtue
Name: Tracey Virtue
Title: Secretary

PACIFIC 3PL, INC., a Delaware corporation

By	/s/ Rick Ellis
Name: Rick Ellis
Title: President

GO FIDO, INC., a Delaware corporation

By	/s/ Michael Buca
Name: Michael Buca
Title: President

AUTOMOTIVE SPECIALTY ACCESSORIES AND PARTS, INC., a Delaware corporation

By	/s/ Mary Jo Trujillo
Name: Mary Jo Trujillo
Title: Secretary

ADMINISTRATIVE AGENT AND LENDER

JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

By	/s/ Annaliese Fisher
Name: Annaliese Fisher
Title: Authorized Officer